       As filed with the Securities and Exchange Commission on December 19, 2000
                                                           Registration No. 333-

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            BROADBASE SOFTWARE, INC.
           (Exact name of the Registrant as specified in its charter)


              DELAWARE                                      77-0408319
   (State or other jurisdiction of                       (I.R.S. employer
   incorporation or organization)                       identification no.)

                             181 CONSTITUTION DRIVE
                          MENLO PARK, CALIFORNIA 94025
                    (Address of principal executive offices)

             OPTIONS AND PURCHASE RIGHTS ISSUED UNDER THE FOLLOWING
                  EMPLOYEE BENEFIT PLANS OF SERVICESOFT, INC.:

                   1994 AMENDED AND RESTATED STOCK OPTION PLAN
            1999 STOCK OPTION AND GRANT PLAN, AND AMENDMENTS THERETO
                        2000 EMPLOYEE STOCK PURCHASE PLAN
             GRANTS PURSUANT TO ADDITIONAL STOCK OPTION AGREEMENTS
                            (Full title of the plan)

                                  RUSTY THOMAS
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                             181 CONSTITUTION DRIVE
                          MENLO PARK, CALIFORNIA 94025
                                 (650) 614-8300
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             DAVID K. MICHAELS, ESQ.
                              THOMAS J. HALL, ESQ.
                               FENWICK & WEST LLP
                              TWO PALO ALTO SQUARE
                           PALO ALTO, CALIFORNIA 94306



                                         CALCULATION OF REGISTRATION FEE
=========================================================================================================
                                                    PROPOSED            PROPOSED
                                   AMOUNT            MAXIMUM             MAXIMUM
    TITLE OF SHARES                 TO BE           AGGREGATE           AGGREGATE          AMOUNT OF
   TO BE REGISTERED               REGISTERED     PRICE PER SHARE      OFFERING PRICE     REGISTRATION FEE
---------------------------------------------------------------------------------------------------------
Common Stock,
$0.001 par value per share        6,313,896(1)       $4.23(2)          $26,707,069(3)      $7,051(3)

Common Stock,
$0.001 par value per share           92,927(4)       $7.59(5)             $705,665(5)        $187
=========================================================================================================

(1) Represents shares reserved for issuance upon the exercise of options granted under Servicesoft's 1994 Amended and Restated Stock Option Plan, 1999 Stock Option and Grant Plan, as amended, and pursuant to additional stock option agreements.

(2)  Weighted average exercise price per share for these outstanding options.

(3) Calculated based on the weighted average per share exercise price, pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act").

(4) Represents shares issued or reserved for issuance under Servicesoft's 2000 Employee Stock Purchase Plan.

(5) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h)(1) and 457(c) under the Securities Act, based on the average of the high and low prices of the Registrant's common stock as reported by the Nasdaq National Market on December 15, 2000.

           PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated into this registration statement by reference:

        (a) our most recent annual report on Form 10-K filed with the Commission;

        (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the document referred to in (a) above; and

        (c) the description of our common stock contained in our registration statement on Form 8-A filed under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Certain partners and investment partnerships comprised of certain partners of Fenwick & West LLP, our counsel, own no more than 64,758 shares of our common stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and executive officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred arising under the Securities Act.

        As permitted by the Delaware General Corporation Law, our certificate of incorporation, as amended, includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

        - for any breach of the director's duty of loyalty to us or our stockholders;

        - for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

        - under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases); or

        - for any transaction from which the director derived an improper personal benefit.

        As permitted by the Delaware General Corporation Law, our bylaws provide that:

        - we are required to indemnify our directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

        - we may indemnify our other employees and agents as set forth in the Delaware General Corporation Law;

        - we are required to advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

        -       the rights conferred in the bylaws are not exclusive.

        We entered into indemnity agreements with each of our current directors and executive officers to give such directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in our certificate of incorporation and to provide additional procedural protections. The indemnification provisions in our certificate of incorporation, bylaws and the indemnity agreements may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities arising under the Securities Act. We have also obtained directors' and officers' liability insurance that will include coverage for securities matters.

We entered into underwriting agreements with investment banks and certain of our stockholders in connection with our initial public offering and secondary public offering pursuant to which the underwriters agreed to indemnify us, our directors and executive officers against certain liabilities, including liabilities arising under the Securities Act. We have also entered into merger agreements under which the parties to those agreements have agreed to indemnify Broadbase and its directors, officers, employees and controlling persons against specified liabilities, including liabilities arising under the Securities Act. Likewise, pursuant to our Fourth Amended and Restated Investors' Rights Agreement, stockholders exercising rights pursuant to this agreement have agreed to indemnify us, our directors and our officers who sign the registration statement against certain liabilities including liabilities arising under the Securities Act.

        See also the undertakings set out in response to Item 9.

        Reference is made to the following documents regarding relevant indemnification provisions described above and elsewhere herein:


DOCUMENT

First Amended and Restated Certificate of Incorporation (see Exhibit 4.01).

Bylaws (see Exhibit 4.02).

Form of Indemnity Agreement (incorporated by reference to Exhibit 10.01 to our registration statement on Form S-1 (File No. 333-82251) filed with the Commission on July 2, 1999, as subsequently amended).



ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.


                                                                                 INCORPORATED BY REFERENCE
EXHIBIT                                                                      -----------------------------------     FILED
 NUMBER                     EXHIBIT DESCRIPTION                 FORM         FILE NO.      EXHIBIT   FILING DATE    HEREWITH
-------                     -------------------                 ----         --------      -------   -----------    --------
  4.01        First Amended and Restated Certificate of         S-4         333-48696       4.05       11/09/00
              Incorporation, filed with the Delaware
              Secretary of State on December 15, 2000.

  4.02        Bylaws, as adopted on July 2, 1999.               S-8         333-38480       4.05       06/02/00

  4.03        Form of specimen certificate for our common       S-1         333-82251       4.01       08/12/99
              stock.

  4.04        Fourth Amended and Restated Investors' Rights     S-1         333-82251       4.02       07/02/99
              Agreement, dated June 30, 1999.

  4.05        Servicesoft Technologies, Inc. 1994 Amended                                                                X
              and Restated Stock Option Plan and related
              forms of agreements.

  4.06        Servicesoft Technologies, Inc. 1999 Stock                                                                  X
              Option and Grant Plan and related forms of
              agreements.

  4.07        Amendment No. 1 to the Servicesoft                                                                         X
              Technologies, Inc. 1999 Stock Option and Grant
              Plan.

  4.08        Amendment No. 2 to the Servicesoft, Inc. 1999                                                              X
              Stock Option and Grant Plan.

  4.09        Servicesoft, Inc. 2000 Employee Stock Purchase                                                             X
              Plan.

  4.10        Non-Qualified Stock Option Agreement, dated                                                                X
              July 10, 2000, between Servicesoft, Inc. and
              Massood Zarrabian.

  4.11        Form of Rosh Intelligent Systems, Inc.,                                                                    X
              Incentive Stock Option Agreement.

  5.01        Opinion of Fenwick & West LLP regarding the                                                                X
              legality of the securities being registered.

  23.01       Consent of Fenwick & West LLP (included in                                                                 X
              Exhibit 5.01).

  23.02       Consent of Ernst & Young LLP, Independent                                                                  X
              Auditors.

  24.01       Power of Attorney (see signature page                                                                      X
              following Item 9).

ITEM 9. UNDERTAKINGS.

We hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                provided, however, that (a) and (b) do not apply if the information required to be included in a post-effective amendment by (a) and (b) is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to
                Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered in the registration statement, and the offering of the securities at that time shall be deemed to be the initial bona fide offering of those securities.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one or more of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Menlo Park, state of California, on this 19th day of December, 2000.


                                     BROADBASE SOFTWARE, INC.


                                     By: /s/ CHUCK BAY
                                         --------------------------------------
                                         Chuck Bay
                                         Chief Executive Officer and President


                                POWER OF ATTORNEY


        KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below and on the next page constitutes and appoints Chuck Bay, Rusty Thomas and Eric Willgohs, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                         TITLE                                  DATE
---------                                         -----                                  ----
PRINCIPAL EXECUTIVE OFFICER:
                                         Chief Executive Officer,
/s/ CHUCK BAY                            President and Director                    December 19, 2000
-----------------------------------
Chuck Bay


PRINCIPAL FINANCIAL OFFICER AND
PRINCIPAL ACCOUNTING OFFICER:

                                         Executive Vice President and
/s/ RUSTY THOMAS                         Chief Financial Officer                   December 19, 2000
-----------------------------------
Rusty Thomas

ADDITIONAL DIRECTORS:


                                         Director
-----------------------------------
Mark Kremer


/s/ KEVIN HARVEY                         Director                                  December 19, 2000
-----------------------------------
Kevin Harvey


/s/ PAUL LEVY                            Director                                  December 19, 2000
-----------------------------------
Paul Levy


/s/ NANCY SCHOENDORF                     Director                                  December 19, 2000
-----------------------------------
Nancy Schoendorf

                                                                                 INCORPORATED BY REFERENCE
EXHIBIT                                                                      -----------------------------------     FILED
 NUMBER                     EXHIBIT DESCRIPTION                 FORM         FILE NO.      EXHIBIT   FILING DATE    HEREWITH
-------                     -------------------                 ----         --------      -------   -----------    --------
  4.01        First Amended and Restated Certificate of         S-4         333-48696       4.05       11/09/00
              Incorporation, filed with the Delaware
              Secretary of State on December 15, 2000.

  4.02        Bylaws, as adopted on July 2, 1999.               S-8         333-38480       4.05       06/02/00

  4.03        Form of specimen certificate for our common       S-1         333-82251       4.01       08/12/99
              stock.

  4.04        Fourth Amended and Restated Investors' Rights     S-1         333-82251       4.02       07/02/99
              Agreement, dated June 30, 1999.

  4.05        Servicesoft Technologies, Inc. 1994 Amended                                                              X
              and Restated Stock Option Plan and related
              forms of agreements.

  4.06        Servicesoft Technologies, Inc. 1999 Stock                                                                X
              Option and Grant Plan and related forms of
              agreements.

  4.07        Amendment No. 1 to the Servicesoft                                                                       X
              Technologies, Inc. 1999 Stock Option and Grant
              Plan.

  4.08        Amendment No. 2 to the Servicesoft, Inc. 1999                                                            X
              Stock Option and Grant Plan.

  4.09        Servicesoft, Inc. 2000 Employee Stock Purchase                                                           X
              Plan.

  4.10        Non-Qualified Stock Option Agreement, dated                                                              X
              July 10, 2000, between Servicesoft, Inc. and
              Massood Zarrabian.

  4.11        Form of Rosh Intelligent Systems, Inc.,
              Incentive Stock Option Agreement.                                                                        X


  5.01        Opinion of Fenwick & West LLP regarding the                                                              X
              legality of the securities being registered.

  23.01       Consent of Fenwick & West LLP (included in                                                               X
              Exhibit 5.01).

  23.02       Consent of Ernst & Young LLP, Independent                                                                X
              Auditors.

  24.01       Power of Attorney (see signature page                                                                    X
              following Item 9).